Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Randgold Resources Limited

Jersey, Channel Islands

United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-156150; No. 333-145013 and No. 333-103222) of Randgold Resources Limited of our reports dated 28 March 2017, relating to the consolidated financial statements and the effectiveness of Randgold Resources Limited’s internal control over financial reporting which appear in this Form 20-F.

/s/ BDO LLP

BDO LLP

London, United Kingdom

28 March 2017